UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 12, 2013	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road Pine Mountain, GA 31822
(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - Other Events

As part of our ongoing evaluation of disclosure controls and procedures, and in connection with responding to SEC comments, management of Parks! America, Inc. (the “Company”) has determined that it will amend its quarterly reports on Form 10-Q for the quarters ended December 30, 2012 and March 31, 2013 to include segment data reporting in the footnotes of our financial statements and in the section entitled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  In our financial statements up to and including the financial statements contained in our annual report on Form 10-K for the year ended September 30, 2012, we included segment data regarding the operations of our two wholly owned subsidiaries: (i) Wild Animal Safari, Inc., a Georgia corporation that owns and operates the Wild Animal Safari theme park in Pine Mountain, Georgia, and (ii) Wild Animal, Inc., a Missouri corporation that owns and operates the Wild Animal Safari theme park located in Strafford, Missouri.  Following a refinancing of the Company’s mortgage debt, we formed the view that segment reporting was not material to our financial presentation.  Consequently, we omitted the segment reporting footnote in our quarterly reports on Form 10-Q for the quarters ended December 30, 2012 and March 31, 2013.  By amending those reports, we are reversing that decision.  No other adjustments will be made to those financial statements other than to add the segment reporting data as described above.  The addition of this data will not have any impact on the reported results of operations or on the comparative balance sheets for such periods.

We believe the segment data is helpful to the reader and that the omission of the segment data reflects a weakness in our disclosure controls and procedures which form a part of our overall system of internal controls.  As a result, in each amended quarterly report we will revise our conclusions as to the effectiveness of our disclosure controls and procedures.  We will address this weakness by amending the above identified quarterly reports and by including segment reporting in future filings.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Shell Company Transaction.

Not applicable.

(d)

Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKS! AMERICA, INC.

By:  /s/ Dale Van Voorhis

Name: Dale Van Voorhis

Title: Chief Executive Officer and Chairman of the Board